EXHIBIT 4.25

                 AMENDMENT NUMBER SEVEN TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      This Amendment Number Seven to Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of December 1, 1998 by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

      FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994, as amended as of February 13, 1995, March 30, 1995, March 12, 1996, August 26, 1997 and November 30, 1997 and August 1, 1998 (collectively, the "Agreement").

      FACT TWO: Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend the Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENT.

      A. The definition of the "Renewal Date" in Section 1.1 of the Agreement is hereby amended to read as follows:

            "'Renewal Date' means January 2, 2001."

      B. Section 2.9 of the Agreement is hereby amended to read as follows:

            "2.9 Loan Amortization. In addition to all other payments required to be made by Borrower, Borrower shall make payments to Foothill in the amount of $400,000 on the last day of each calendar quarter commencing on December 31, 1998 and on the last day of each calendar quarter thereafter during the term of the Agreement. In addition to the foregoing payments, in the event that Borrower's "Adjusted Cash Flow Amount" for any of the above-referenced calendar quarter exceeds the amount of the above-referenced payment to be made in the last day of such calendar quarter, Borrower shall pay Foothill fifty percent (50%) of such excess amount by not later than 45 days after each such calendar quarter except that such excess amount shall be paid by not later than 90 days after each calendar quarter ending on December 31. For


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      purposes hereof, the "Adjusted Cash Flow Amount" for each calendar quarter shall be calculated in accordance with the following formula: operation income plus depreciation plus amortization plus any other one time accounting adjustments that are non-cash items minus all interest minus all fees paid to Foothill and minus $625,000. Borrower shall deliver to Foothill by no later than 45 days after each calendar quarter, a certificate signed by Borrower's chief financial officer setting forth the calculation of Borrower's Adjusted Cash Flow Amount for such calendar quarter except that such certificate may be delivered to Foothill by not later than 90 days after each calendar quarter ending on December 31."

      C. Section 3.4 of the Agreement is hereby amended to read as follows:

            "3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending January 2, 2001, and the maturity date of the Term Note, the Deferred Funding Fee Note and the NEW Deferred Fee Note shall also be January 2, 2001. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representation and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

      5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Foothill of an executed copy of this Amendment.

      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the
preparation,   execution,  and  delivery  of  this  Amendment  and  all  related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.


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      8.  COUNTERPARTS;  EFFECTIVENESS.  This  Amendment  may be executed in any number of counterparts and by different parties on separate counterparts, each of which when executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation

                                            By: /s/ M. E. Stearns
                                               ---------------------------------
                                            M. E. Stearns
                                            Vice President


                                            PORTA SYSTEMS CORP.,
                                            a Delaware corporation

                                            By: William V. Carney
                                               ---------------------------------
                                            Title: CEO


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      Each of the  undersigned  affiliates of Porta  Systems Corp.  ("Porta") is aware of the terms of the above Amendment Number Seven to the Amended and Restated Loan and Security Agreement, dated as of December 1, 1998 (the "Loan Agreement"), and acknowledges that all of such affiliate's obligations under any of the Collateral Documents (as defined in the Assignment Agreement) are and shall continue in full force and effect in favor of Foothill Capital Corporation ("Foothill"), including the obligations pursuant to the terms of such Collateral Documents. "Assignment Agreement" shall have the meaning given to it on the Loan Agreement.

                                              ASTER CORPORATION

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              CPI HOLDING CORP.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              CRITERION PLASTICS, INC.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              DISPLEX, INC.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              MIROR TELEPHONY SOFTWARE, INC.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


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                                              PORTA FOREIGN SALES CORP.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA SYSTEMS EXPORT CORP.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA SYSTEMS INTERNATIONAL CORP.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA SYSTEMS LEASING CORP.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA SYSTEMS OVERSEAS CORP.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              LERO INDUSTRIES LTD.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


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                                              PORTA SYSTEMS, LIMITED

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              VANDERHOFF BUSINESS SYSTEMS LTD.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              VANDERHOFF COMMUNICATIONS LTD.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA SYSTEMS S.A. de C.V.

                                              By: William V. Carney
                                                 -------------------------------
                                              Name:
                                              Title: